Exhibit 99.1

Media Inquiries:

Lauren Barbiero

W2O Group

646-564-2156

lbarbiero@w2ogroup.com

Investor Inquiries:

Jim Goff

AveXis, Inc.

650-862-4134

jgoff@avexis.com

AveXis Announces New England Journal of Medicine Publication of Phase 1 Data of AVXS-101 Gene Replacement Therapy in Spinal Muscular Atrophy Type 1

— Patients who received a single dose of AVXS-101 resulted in longer survival, superior achievement of motor milestones, and better motor function than in historical cohorts —

— As of August 7, 2017, all patients are alive, event-free and have reached at least 20 months of age —

— As of August 7, 2017, all patients who received the proposed therapeutic dose of AVXS-101 demonstrated continued treatment durability and achievement of motor milestones, including 75 percent of these patients now sitting for 30 seconds or longer —

Chicago, Ill. (November 1, 2017) — AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, announced data as of August 7, 2017, from the Phase 1 trial of AVXS-101 in patients with spinal muscular atrophy (SMA) Type 1 were published today in the New England Journal of Medicine (NEJM) in a paper titled “Single-Dose Gene-Replacement Therapy for Spinal Muscular Atrophy.” These data demonstrate that all patients who received a one-time intravenous dose of AVXS-101 are alive and event-free at 20 months of age. Natural history indicates that only eight percent of untreated patients with SMA Type 1 will survive event-free at 20 months of age. The publication may be found online at www.nejm.org/doi/full/10.1056/NEJMoa1706198.

“It is incredibly encouraging to see that all children who have received AVXS-101 remain event-free and demonstrate a durable treatment effect at 20 months of age and older, including in many cases achievement of new developmental milestones,” Sean Nolan, President and Chief Executive Officer of AveXis. “To have these Phase 1 data published in the prestigious New England Journal of Medicine highlights the groundbreaking work of Dr. Jerry Mendell and his team and further validates the clinically transformative nature of gene therapy in children with SMA Type 1.”

The NEJM publication provides detailed data as of August 7, 2017, from the Phase 1, open-label, dose-escalating study, designed to evaluate the safety and tolerability of AVXS-101 in patients with SMA Type 1. The key measures of efficacy were the time from birth to an “event,” which was defined as either death or at least 16 hours per day of required ventilation support for breathing for 14 consecutive days in the absence of acute reversible illness or perioperatively, and video confirmed achievement of ability to sit unassisted. Additionally, several exploratory objective measures were assessed, including a standard motor milestone development survey and Children’s Hospital of Philadelphia Infant Test of Neuromuscular Disorders (CHOP INTEND).

Event-free Survival and Safety

•                  Data as of August 7, 2017, showed no new events, and 15 of 15 (100%) patients were event-free at 20 months of age. The expected event-free survival rate at 20 months of age based on the natural history of the disease is eight percent. The median age at last follow-up was 25.7 months and 30.7 months for patients in the proposed therapeutic-dose cohort (Cohort 2) and low-dose cohort (Cohort 1), respectively.

•                  As has been previously reported, a total of five adverse events (AEs) in four patients were deemed treatment-related. Of these, two were serious adverse events (SAEs) experienced by two patients, and three were non-serious AEs experienced by two patients. All consisted of clinically asymptomatic liver enzyme elevations and were resolved with prednisolone treatment. There were no clinically significant elevations of gamma-glutamyl transferase, alkaline phosphatase or bilirubin and, as such, Hy’s Law was not met. Other non-treatment-related AEs were expected and were associated with SMA.

•                  A cumulative total of 297 AEs (five treatment-related AEs and 292 non-treatment related AEs) were reported as of August 7, 2017, following monitoring and source verification. Of these, 56 were determined to be SAEs and 241 were non-serious AEs.

•                  AVXS-101 appeared to have a favorable safety profile and to be generally well tolerated, with no new treatment-related safety or tolerability concerns identified.

Treatment Durability and Motor Milestone Achievement

•                  As of August 7, 2017, 11 of 12 patients (92%) in Cohort 2 have achieved and maintained CHOP-INTEND scores of >40 points.

•                  As of August 7, 2017, 11 of 12 patients (92%) in Cohort 2 achieved head control, nine of 12 patients (75%) could roll over and 11 of 12 patients (92%) could sit with assistance.

•                  As of August 7, 2017, 11 of 12 patients (92%) in Cohort 2 could sit unassisted for at least five seconds, 10 of 12 patients (83%) could sit unassisted for at least 10 seconds and nine of 12 patients (75%) could sit unassisted for 30 seconds or more.

•                  As of August 7, 2017, two patients in Cohort 2 could crawl, pull to a stand and stand and walk independently.

•                  All motor milestones have been assessed and adjudicated by an independent third-party reviewer using video evidence.

			Event-free Survival and Motor and Other Milestones Among the 12 Patients in Cohort 2 as of August 7, 2017*
	Age at		Brings				Sits Unassisted(c)			Other Achievements
Cohort 2	Gene Transfer (mos)	Event- Free Survival(a)	Hand to Mouth	Controls Head	Rolls Over(b)	Sits with Assistance	>5 secs	>10 secs	>30 secs	Speaks	Swallows	No NIV Use	No Nutritional Support(d)

E.04	5.6	31.1	+	+	+	+	+			+	+
E.05	4.2	28.5	+	+	+	+	+	+	+	+	+	+	+
E.06	1.9	26.1	+	+	+	+	+	+	+	+	+	+	+
E.07	3.6	28.1	+	+	+	+	+	+		+	+	+
E.08	7.9	32.4	+
E.09	4.9	28.9	+	+	+	+	+	+	+	+	+	+	+
E.10	0.9	25.3	+	+	+	+	+	+	+	+	+	+	+
E.11	2.3	23.8	+	+	+	+	+	+	+	+	+
E.12	2.6	23.9	+	+	+	+	+	+	+	+	+	+	+
E.13	0.9	22.1	+	+		+	+	+	+	+	+
E.14	4.1	22.0	+	+	+	+	+	+	+	+	+	+	+
E.15	2.1	20.6	+	+		+	+	+	+	+	+
Patient with outcome (%)
This Study		100	100	92	75	92	92	83	75	92	92	58	50
Natural History		8 by 20 mos(e)	NA	0	0**	0**	0**	0**	0**	NA	NA	NA	8 by 20 mos(e)

*At baseline, none of the patients in Cohort 2 had achieved any of the listed motor milestones except for bringing a hand to the mouth. As of August 7, 2017, the majority of these patients had reached at least one major motor milestone. No patients in Cohort 1 are listed, since none attained any motor milestones. NA denotes not available, and NIV noninvasive ventilation. Plus signs indicate achievement of milestone.

(a)              Event-free survival (the primary efficacy outcome) was defined as the age at the end of the study at which patients were free of ventilatory support, which was defined as the need for ventilation for at least 16 hours per day for at least 14 consecutive days.

(b)             According to item 20 on the Bayley Scales of Infant and Toddler Development, rolling over is defined as movement of at least 180 degrees both left and right from a position of lying on the back.

(c)              Sitting unassisted for at least 5 seconds is in accordance with the criteria of item 22 on the Bayley Scales of Infant and Toddler Development gross motor subtest and surpasses the 3-second count that is used as a basis for sitting (test item 1) on the Hammersmith Functional Motor Scale—Expanded for Spinal Muscular Atrophy (SMA). Sitting unassisted for at least 10 seconds is in accordance with the criteria used in the World Health Organization Multicentre Growth Reference Study. Sitting unassisted for at least 30 seconds defines functional independent sitting and is in accordance with the criteria of item 26 on the Bayley Scales of Infant and Toddler Development gross motor subtest.

(d)             Nutritional support refers to the placement of either a gastrostomy tube or a nasogastric tube, as determined by the preference of the parents or the primary physician. Once enrolled in the study, all the patients who required nutritional support underwent gastrostomy-tube placement, and none were removed during the study.

(e)              Data are from Finkel et al.

** Data are from De Sanctis et al.

Nutritional and Respiratory Support

•                  According to natural history of the disease, nearly all Type 1 patients require nutritional and respiratory support by 12 months of age, and are not able to swallow or speak effectively.

•                  As of August 7, 2017, patients who were free of respiratory or feeding support on January 20, 2017, continued without the need for supportive care.

•                  As of August 7, 2017, six of seven (86%) patients in Cohort 2 that did not require feeding support before treatment continued without feeding support after treatment; seven of 10 (70%) patients that did not require bi-level positive airway pressure (BiPAP) support before treatment did not require BiPAP support at last assessment.

•                  As of August 7, 2017, eleven of 12 (92%) patients in Cohort 2 were fed orally, and six of 12 (50%) patients were exclusively fed orally.

•                  Further, as of August 7, 2017, eleven of 12 (92%) patients were able to speak; three more patients than previously reported on April 25, 2017 at the American Academy of Neurology.

“AveXis and my team at Nationwide Children’s Hospital have worked tirelessly to alter the inevitable course of SMA Type 1,” Jerry Mendell, MD, principal investigator in the Center for Gene Therapy at Nationwide Children’s Hospital. “We are proud to see these data published in New England Journal of Medicine, representing the culmination of decades of dedication and commitment to making a better life possible for the children diagnosed with this unforgiving condition.”

AVXS-101 is currently being evaluated in a pivotal trial for the treatment of SMA Type 1.

About SMA

SMA is a severe neuromuscular disease characterized by the loss of motor neurons leading to progressive muscle weakness and paralysis. SMA is caused by a genetic defect in the SMN1 gene that codes SMN, a protein necessary for survival of motor neurons. The incidence of SMA is approximately one in 10,000 live births and is the leading genetic cause of infant mortality.

The most severe form of SMA is Type 1, a lethal genetic disorder characterized by motor neuron loss and associated muscle deterioration, which results in mortality or the need for permanent ventilation support before the age of two for greater than 90 percent of patients. SMA Type 2 typically presents between six and 18 months of age and affected patients can sit unassisted but never walk or stand without support.

About AVXS-101

AVXS-101 is a proprietary gene therapy candidate of a one-time treatment for SMA Types 1 and 2, designed to address the monogenic root cause of SMA and prevent further muscle degeneration by addressing the defective and/or loss of the primary SMN gene. AVXS-101 also targets motor neurons, providing rapid onset of effect and crossing the blood brain barrier to allow effective targeting of both central and systemic features.

About AveXis, Inc.

AveXis is a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases. The company’s initial proprietary gene therapy candidate, AVXS-101, is in the pivotal phase of study for the treatment of SMA Type 1, and a Phase 1/2a study for SMA Type 2. The company also intends to expand the study of gene therapy into two additional rare neurological monogenic disorders: Rett syndrome (RTT) and a genetic form of amyotrophic lateral sclerosis (ALS) caused by mutations in the superoxide dismutase 1 (SOD1) gene.

For additional information, please visit www.avexis.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, AveXis’ research, development and regulatory plans for AVXS-101, including the potential of AVXS-101 to alter the course of disease in patients with SMA Type 1, AveXis’ ongoing clinical trial of AVXS-101 in SMA Type 1 and plans to expand AveXis’ research, development efforts to explore potential treatments of RTT and genetic ALS. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, the scope, progress, expansion, and costs of developing and commercializing AveXis’ product candidates; regulatory developments in the U.S. and EU, as well as other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017, and AveXis’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 10, 2017. In addition to the risks described above and in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect AveXis’ results. There can be no assurance that the actual results or developments anticipated by AveXis will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, AveXis. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. AveXis cautions investors not to rely too heavily on the forward-looking statements AveXis makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). AveXis undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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